SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 24, 2007

Vita Food Products, Inc.
(Exact name of registrant as specified in its charter)

Nevada	1-12599	36-3171548
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2222 West Lake Street Chicago, Illinois		60612
(Address of principal executive offices)		(Zip Code)

(312) 738-4500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02                Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On April 24, 2007, Vita Food Products, Inc. (the “Company”) hired R. Anthony Nelson as Chief Financial Officer.  Mr. Nelson’s employment commenced on April 25, 2007.

Mr. Nelson, age 46, has been a senior financial and business unit executive at August Storck KG, a confectionary manufacturer, with broad business management experience since 1993.  August Storck is a $1.2 billion company based in Germany with operations in the U.S. and Canada.  Mr. Nelson has been Chief Financial Officer of the company’s North American organization since 1993 and Business Unit Manager of its Canadian operations since 2002.  Prior to joining August Storck, he was a senior manager with Crowe Chizek & Company, a public accounting and business consulting firm.  Mr. Nelson received his B.S. in Accounting from Indiana University and is a Certified Public Accountant.

The Company intends to enter into an employment agreement with Mr. Nelson reflecting an annual base salary of $170,000 for 2007, subject to annual increase, together with eligibility to participate in the Company’s Bonus Plan.

A copy of the Company’s press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

ITEM 9.01                Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired.

Not applicable.

(b)	Pro forma financial information.

Not applicable.

(c)	Shell company transactions.

Not applicable.

(d)	Exhibits.

See exhibit index attached.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VITA FOOD PRODUCTS, INC.

Date: April 27, 2007	By:	/s/ CLIFFORD K. BOLEN
Clifford K. Bolen
President and Chief Executive Officer
(Principal Executive Officer)

Date: April 27, 2007	By:	/s/ R. ANTHONY NELSON
R. Anthony Nelson
Chief Financial Officer
(Principal Financial Officer)

EXHIBIT INDEX

Exhibit Number	Document

99.1	Press Release dated April 27, 2007.